Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated February 13, 2008 (including amendments thereto) with respect to the Common Stock of Gravity Co., Ltd.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

After reasonable inquiry and to the best of his knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated:  February 13, 2008

PARCHE, LLC
By: RCG Starboard Advisors, LLC,
its managing member

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
By: RCG Starboard Advisors, LLC,
its investment manager

RCG PB, LTD
By: Ramius Advisors, LLC
its investment advisor

RCG AMBROSE MASTER FUND, LTD.
By: Ramius Capital Group, L.L.C., its
investment advisor

RCG HALIFAX FUND, LTD.
By: Ramius Capital Group, L.L.C., its
investment advisor

RAMIUS SECURITIES, L.L.C.
By: Ramius Capital Group, LLC its
sole member

SAFE HARBOR MASTER FUND, L.P.
By: Safe Harbor Investment Ltd.
its general partner

RCG STARBOARD ADVISORS, LLC
By: Ramius Capital Group, L.L.C.,
its sole member

RCG ENTERPRISE, LTD
By: Ramius Capital Group, L.L.C.,
its investment manager

RAMIUS ADVISORS, LLC
By: Ramius Capital Group, L.L.C.,
its sole member

RAMIUS CAPITAL GROUP, L.L.C.
By: C4S & Co., L.L.C.,
as managing member

C4S & CO., L.L.C.

SAFE HARBOR INVESTMENT LTD.

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

/s/ Jeffrey M. Solomon
JEFFREY M. SOLOMON
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss